                                                                     Exhibit 2.1

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE



In re:                                          )         Chapter 11
                                                )
THE PENN TRAFFIC COMPANY, ET AL.,               )         Case No. 99-462 (PJW)

                                                )
                                                )         Jointly Administered
                           Debtors.             )


            AMENDED JOINT PLAN OF REORGANIZATION OF THE PENN TRAFFIC
          COMPANY, DAIRY DELL, INC., BIG M SUPERMARKETS, INC. AND PENNY
              CURTISS BAKING COMPANY, INC. UNDER CHAPTER 11 OF THE
                                 BANKRUPTCY CODE




                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                  Alan W. Kornberg
                  Jeffrey D. Saferstein
                  Brian S. Hermann
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  (212) 373-3000

                                      -and-

                  YOUNG CONAWAY STARGATT & TAYLOR, LLP
                  James L. Patton, Jr.
                  Pauline K. Morgan
                  1110 N. Market Street
                  P.O. Box 391
                  Rodney Square North, 11th Floor
                  Wilmington, Delaware 19801
                  (302) 571-6600

                  Attorneys for the Debtors


Dated:     Wilmington, Delaware
           April 2, 1999, as amended, May 25, 1999

                  The Penn Traffic Company, Dairy Dell, Inc., Big M Supermarkets, Inc. and Penny Curtiss Baking Company, Inc. propose the following joint plan of reorganization under section 1121(a) of the Bankruptcy Code.


                                       I.

                      DEFINITIONS AND CONSTRUCTION OF TERMS

                  A. DEFINITIONS. Unless otherwise defined herein, or the context otherwise requires, the following terms shall have the respective meanings set forth below:



ADMINISTRATIVE CLAIM                               means any right to payment constituting a cost
                                                   or expense of administration of the Chapter 11
                                                   Cases of a kind specified under section 503(b)
                                                   of the Bankruptcy Code and entitled to priority
                                                   under section 507(a)(1), 507(b) or 1114(e)(2) of
                                                   the Bankruptcy Code, including, without
                                                   limitation, any actual and necessary costs and
                                                   expenses of preserving the Debtors' estates, any
                                                   actual and necessary costs and expenses of
                                                   operating the Debtors' businesses, any
                                                   indebtedness or obligations incurred or assumed
                                                   by the Debtors in Possession in connection with
                                                   the conduct of their businesses, including,
                                                   without limitation, for the acquisition or lease
                                                   of property or an interest in property or the
                                                   rendition of services, all compensation and
                                                   reimbursement of expenses to the extent
                                                   awarded by the Court under sections 330, 331
                                                   or 503 of the Bankruptcy Code, and any fees or
                                                   charges assessed against the Debtors' estates
                                                   under section 1930 of chapter 123 of title 28 of
                                                   the United States Code.

ADMINISTRATIVE AND PRIORITY CLAIMS                 has the meaning assigned to such term in
RESERVE                                            Section VII.C.4(b)(i) of the Plan.

ALLOWED CLAIM OR ALLOWED INTEREST                  means, with reference to any Claim or Equity
                                                   Interest, (a) any Claim against or Equity
                                                   Interest in the Debtors which has been listed by
                                                   the Debtors in their Schedules, as such
                                                   Schedules may be amended by the Debtors from
                                                   time to time in accordance with Bankruptcy
                                                   Rule 1009, as liquidated in amount and not
                                                   disputed or contingent, and with respect to
                                                   which no contrary proof of claim or interest has
                                                   been filed, (b) any Claim or Equity Interest
                                                   specifically allowed under the Plan, (c) any
                                                   Claim or Equity Interest which is not Disputed
                                                   or (d) any Claim or Equity Interest the amount
                                                   or existence of which, if Disputed, (i) has been
                                                   determined by a Final Order of a court of
                                                   competent jurisdiction other than the Court, or
                                                   (ii) has been allowed by Final Order of the
                                                   Court; PROVIDED, HOWEVER, that any Claims or
                                                   Equity Interests allowed solely for the purpose
                                                   of voting to accept the Plan pursuant to an order
                                                   of the Court shall not be considered "Allowed
                                                   Claims" or "Allowed Equity Interests"
                                                   hereunder.

AMENDED PENN TRAFFIC BY-LAWS                       means the Amended and Restated By-Laws of Reorganized Penn
                                                   Traffic, which shall be in substantially the form
                                                   contained in the Plan Supplement.

AMENDED PENN TRAFFIC CERTIFICATE OF                means the amended and restated Certificate of
INCORPORATION                                      Incorporation of Reorganized Penn Traffic,
                                                   which shall be in substantially the form
                                                   contained in the Plan Supplement.

AMENDED SUBSIDIARIES BY-LAWS                       means the Amended and Restated
                                                   By-Laws of the Reorganized Subsidiaries,
                                                   which shall be in substantially the forms
                                                   contained in the Plan Supplement.


AMENDED SUBSIDIARIES CERTIFICATES OF               means the amended and restated Certificates of
INCORPORATION                                      Incorporation of the Reorganized Subsidiaries,
                                                   which shall be in substantially the forms
                                                   contained in the Plan Supplement.

BALLOTS                                            means each of the ballot forms distributed with the
                                                   Disclosure Statement to each holder of an Impaired Claim
                                                   or Equity Interest (other than to holders not entitled
                                                   to vote on the Plan) upon which is to be indicated,
                                                   among other things, acceptance or rejection of
                                                   the Plan.

BANKRUPTCY CODE                                    means title 11 of the United States Code,
                                                   11 U.S.C. Sections 101 ET seq., as in effect on the
                                                   date hereof.

BANKRUPTCY RULES                                   means the Federal Rules of Bankruptcy Procedure as
                                                   promulgated by the United States Supreme Court under
                                                   section 2075 of title 28 of the United States Code, and
                                                   local rules of the Court, as the context may require.

BIG M                                              means Big M Supermarkets, Inc.

BUSINESS DAY                                       means any day on which commercial banks are open for
                                                   business, and not authorized to close, in the City of New
                                                   York, New York, except any day designated as a legal
                                                   holiday by Bankruptcy Rule 9006(a).

CASH                                               means legal tender of the United States of America.

CAUSES OF ACTION                                   means all claims, choses in action and causes of
                                                   action (including those assertable derivatively),
                                                   liabilities, obligations, suits, debts, sums of
                                                   money, damages, demands, judgments, whether
                                                   known or unknown, now owned or hereafter
                                                   acquired by the Debtors, and the Cash and
                                                   non-Cash proceeds thereof, whether arising
                                                   under the Bankruptcy Code or other Federal,
                                                   state or foreign law, equity or otherwise,
                                                   including, without limitation, any causes of
                                                   action arising under sections 510, 544, 547,
                                                   548, 549, 550, 551 or any other section of the
                                                   Bankruptcy Code.

CHAPTER 11 CASES                                   means the chapter 11 cases commenced by the Debtors.

COLLATERAL                                         means any property or interest in property of the Debtors'
                                                   estates subject to a Lien to secure the payment or
                                                   performance of a Claim, which Lien is not subject to
                                                   avoidance under the Bankruptcy Code or otherwise invalid
                                                   under the Bankruptcy Code or applicable state law.

CONFIRMATION DATE                                  means the date on which the Confirmation Order is entered
                                                   by the Court.

CONFIRMATION HEARING                               means the hearing to consider confirmation of the Plan
                                                   pursuant to section 1128 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

CONFIRMATION ORDER                                 means the order entered by the Court confirming the Plan
                                                   pursuant to section 1129 of the Bankruptcy Code.

COURT                                              means, (a) the United States Bankruptcy Court
                                                   for the District of Delaware, having jurisdiction
                                                   over the Chapter 11 Cases; (b) to the extent
                                                   there is no reference pursuant to section 157 of
                                                   title 28 of the United States Code, the United
                                                   States District Court for the District of
                                                   Delaware; and (c) any other court having
                                                   jurisdiction over the Chapter 11 Cases.

CREDITORS COMMITTEE                                means the Official Committee of Unsecured Creditors
                                                   appointed by the United States Trustee in the Chapter 11
                                                   Cases, as constituted from time to time.

DEBTORS                                            means The Penn Traffic Company, Dairy Dell,
                                                   Inc., Big M Supermarkets, Inc. and Penny
                                                   Curtiss Baking Company, Inc.

DEBTORS IN POSSESSION                              means the Debtors in their capacity as debtors in
                                                   possession in the Chapter 11 Cases pursuant to sections
                                                   1107(a) and 1108 of the Bankruptcy Code.

DIP CREDIT FACILITY                                means the Loan and Security Agreement dated as of March 2,
                                                   1999 among Penn Traffic, Big M, Dairy Dell and Penny
                                                   Curtiss, as debtors and debtors in possession, the lenders identified therein, including Fleet Capital Corporation and
                                                   Fleet Capital Corporation, as Agent.

DIP FINANCING CLAIMS                               means all Claims arising under or relating to the DIP
                                                   Credit Facility and all agreements and instruments relating thereto.

DISCLOSURE STATEMENT                               means the written disclosure statement that relates to this
                                                   Plan, as approved by the Court pursuant to section 1125 of the Bankruptcy Code, as such disclosure statement may be
                                                   amended, modified or supplemented from time to time.

DISPUTED                                           means any Claim, or Equity Interest, or any
                                                   portion thereof, that is not an Allowed Claim or
                                                   Allowed Interest, including, but not limited to,
                                                   Claims or Interests (a)(i) that have not been
                                                   Scheduled by the Debtors or (ii) have been
                                                   Scheduled at zero or as contingent, unliquidated
                                                   or disputed, or (b) that are the subject of a
                                                   proof of claim that differs in nature, amount or
                                                   priority from the Debtors' Schedules, and (c) in
                                                   either case, the allowance or disallowance of
                                                   which is not yet the subject of a Final Order.

EFFECTIVE DATE                                     means the first Business Day on which all of the
                                                   conditions specified in Section XIII.B.1 of the
                                                   Plan have been satisfied or waived in
                                                   accordance with Section XIII.B.2 of the Plan;
                                                   PROVIDED, HOWEVER, that if a stay of the
                                                   Confirmation Order is in effect on such date,
                                                   the Effective Date will be the first Business Day
                                                   after such stay is no longer in effect.

8 5/8% NOTE INDENTURE                              means that certain Indenture, dated as of
                                                   December 15, 1993, between Penn Traffic, as
                                                   issuer, and United States Trust Company of
                                                   New York, as Trustee, pursuant to which the
                                                   8 5/8% Senior Notes were issued, together with
                                                   any amendments or supplements thereto.

8 5/8%                                             SENIOR NOTES means the 8 5/8% Notes, due December 15, 2003, of Penn Traffic issued and outstanding under the 8 5/8% Note
                                                   Indenture.

11 1/2% 2001 NOTE INDENTURE                        means that certain Indenture, dated as of October 16, 1991, between Penn Traffic, as issuer, and Bankers Trust Company, as Trustee, pursuant to which the 11 1/2% 2001 Senior Notes were issued, together with any amendments or supplements
                                                   thereto.

11 1/2% 2001 SENIOR NOTES                          means the 11 1/2% Notes, due October 15, 2001, of Penn
                                                   Traffic issued and outstanding under the 11 1/2% 2001 Note
                                                   Indenture.

11 1/2% 2006 NOTE INDENTURE                        means that certain Indenture, dated as of December 15,
                                                   1993, between Penn Traffic, as issuer, and United States
                                                   Trust Company of New York, as Trustee, pursuant to which
                                                   the 11 1/2% 2006 Senior Notes were issued, together with
                                                   any amendments or supplements thereto.

11 1/2% 2006 SENIOR NOTES                          means the 11 1/2% Notes, due April 15, 2006, of Penn
                                                   Traffic issued and outstanding under the 11 1/2% 2006 Note
                                                   Indenture.

EQUITY INCENTIVE PLAN                              has the meaning assigned to such term in
                                                   Section V.E. of the Plan.

EQUITY INTEREST OR INTEREST                        means any share of preferred stock or common
                                                   stock or other instrument evidencing an
                                                   ownership interest in the Debtors, whether or
                                                   not transferable, and any option, warrant, or
                                                   right, contractual or otherwise, to acquire, sell
                                                   or subscribe for any such interest.


ERISA                                              has the meaning assigned to such term in Section XII of the
                                                   Plan.

FINAL ORDER                                        means an order or judgment of the Court, or
                                                   other court of competent jurisdiction, as entered
                                                   on the docket in the Chapter 11 Cases, the
                                                   operation or effect of which has not been
                                                   stayed, reversed, vacated or amended, and as to
                                                   which order or judgment (or any revision,
                                                   modification, or amendment thereof) the time to
                                                   appeal, petition for certiorari, or seek review or
                                                   rehearing has expired and as to which no
                                                   appeal, petition for certiorari, or petition for
                                                   review or rehearing was filed or, if filed,
                                                   remains pending.

GENERAL UNSECURED CLAIM                            means any Unsecured Claim other than a Trade Claim, Senior
                                                   Note Claim or Senior Subordinated Note Claim.

GOVERNMENT                                         has the meaning assigned to such term in Section VIII.J.3
                                                   of the Plan.

IMPAIRED                                           means, when used with reference to a Claim or Equity
                                                   Interest, a Claim or Equity Interest that is impaired
                                                   within the meaning of section 1124 of the Bankruptcy Code.

INDENTURE TRUSTEES                                 means, (i) with respect to the 8 5/8% Note Indenture, the
                                                   10.65% Note Indenture, the 11 1/2% 2006 Note Indenture and
                                                   the 10 3/8% Note Indenture, United States Trust Company of
                                                   New York, in its capacity as trustee under such indentures,
                                                   (ii) with respect to the 10 1/4% Note Indenture, Norwest
                                                   Bank Minnesota, N.A., in its capacity as trustee under such indenture, (iii) with respect to the 11 1/2% 2001 Note
                                                   Indenture, Bankers Trust Company, in its capacity as
                                                   trustee under such indenture, and (iv) with respect to the
                                                   9 5/8% Note Indenture, U.S. Bank Trust, N.A., in its
                                                   capacity as trustee under such indenture.


INDENTURE TRUSTEE CHARGING LIEN                    means any Lien or priority in payment available to any
                                                   Indenture Trustee pursuant to its applicable Indenture or
                                                   applicable law for payment of fees or expenses incurred by such Indenture Trustee.

INFORMAL COMMITTEE                                 means the informal committee of certain holders of Senior
                                                   Notes and Senior Subordinated Notes that was formed prior
                                                   to the Petition Date.

INFORMAL TRADE COMMITTEE                           has the meaning assigned to such term in
                                                   Section III.C. of the Plan.

INITIAL DISTRIBUTION DATE                          means the Effective Date or as soon thereafter as
                                                   practicable.

INITIAL HOLDER                                     means, (a) any person or entity who will initially hold
                                                   shares of New Common Stock on the Effective Date, (b) any
                                                   investment fund for which any person thereof acts as
                                                   manager, (c) any partnership or other entity for which any person thereof acts directly or indirectly as a general
                                                   partner, managing member or controlling stockholder, and
                                                   (d) any person otherwise affiliated with any of the
                                                   foregoing individuals or entities.

INTERCOMPANY CLAIMS                                means any Claim held by one of the Debtors against any
                                                   other Debtor, including, without limitation, (a) any
                                                   account reflecting intercompany book entries by such Debtor with respect to any other Debtor, (b) any Claim not
                                                   reflected in book entries that is held by such Debtor, and
                                                   (c) any derivative Claim asserted or assertable by or on
                                                   behalf of such Debtor against any other Debtor.

LIEN                                               has the meaning set forth in Section 101 of the
                                                   Bankruptcy Code.

NEW COMMON STOCK                                   means the common stock of Reorganized Penn Traffic, par
                                                   value $.01 per share, to be authorized and issued by
                                                   Reorganized Penn Traffic on the Effective Date pursuant to the Plan.

NEW NOTES INDENTURE                                has the meaning assigned to such term in
                                                   Section V.C.2. of the Plan.

NEW NOTES INDENTURE TRUSTEE                        means the bank or trust company that will serve as trustee under the New Notes Indenture.

NEW SENIOR NOTES                                   means the promissory notes authorized and to be issued
                                                   pursuant to the Plan and the New Notes Indenture, on the
                                                   terms and subject to the conditions described in Exhibit
                                                   "A" hereto, and - which shall be in substantially the form contained in the Plan Supplement.

NEW MANAGEMENT AGREEMENT                           has the meaning assigned to such term in
                                                   Section V.A.4 of the Plan

NEW WARRANTS                                       means the warrants to purchase in the aggregate 1,000,000
                                                   shares of New Common Stock, on the terms and subject to the conditions described in Exhibit "B" hereto, and which shall be issued pursuant to the terms of the Warrant Agreement.

95/8% NOTE INDENTURE                               means that certain Indenture, dated as of April 15, 1993,
                                                   between Penn Traffic, as issuer, and First Trust of
                                                   California, N.A., as Trustee, pursuant to which the 9 5/8%
                                                   Notes were issued, together with any amendments or
                                                   supplements thereto.

95/8% SENIOR SUBORDINATED NOTES                    means the 9 5/8% Notes, due April 15, 2005, of Penn Traffic issued and outstanding under the 9 5/8% Note Indenture.

NOTE INDENTURE                                     means any of the Senior Note Indentures or the
                                                   Senior Subordinated Note Indenture

OLD COMMON STOCK                                   means the common stock, par value $.10 per share, issued by
                                                   Penn Traffic and outstanding on the Petition Date.

OTHER PRIORITY CLAIM                               means Claims entitled to priority pursuant to section
                                                   507(a) of the Bankruptcy Code (other than Administrative
                                                   Claims and Priority Tax Claims), including, without
                                                   limitation, certain allowed employee compensation and
                                                   benefit claims of the Debtors' employees incurred within
                                                   ninety (90) and one hundred eighty (180) days,
                                                   respectively, prior to the Petition Date.

OTHER SECURED CLAIMS                               means any Claim, other than a DIP Financing
                                                   Claim, to the extent reflected in the Schedules
                                                   or a proof of claim as a Secured Claim, which
                                                   is secured by a Lien on Collateral to the extent
                                                   of the value of such Collateral, as determined in
                                                   accordance with section 506(a) of the
                                                   Bankruptcy Code, or, in the event that such
                                                   Claim is subject to setoff under Section 553 of
                                                   the Bankruptcy code, to the extent of such
                                                   setoff.

PBGC                                               has the meaning assigned to such term in Article XII of the
                                                   Plan.

PENN TRAFFIC                                       means The Penn Traffic Company.

PENNY CURTISS                                      means Penny Curtiss Baking Company, Inc.

PENSION PLANS                                      means the P&C Foods Pension Plan for Represented Employees, the Big Bear General Merchandise Plan, the Big Bear Food
                                                   Warehouse Hourly Plan, the Penn Traffic Company Cash
                                                   Balance Plan, the Riverside Division of Penn Traffic
                                                   Company Pension Plan for Bargaining Employees, Pension Plan
                                                   for the Bargaining Employees of Insalco Markets, and any
                                                   other tax qualified defined benefit pension plan, insured
                                                   by PBGC under Title IV of ERISA and maintained by the
                                                   Debtors, as well as any successor plan.

PETITION DATE                                      means March 1, 1999, the date on which the Debtors filed
                                                   their petitions for relief commencing the Chapter 11 Cases.

PLAN                                               means this Plan, as it may be amended or modified from time to time, together with all addenda, exhibits, schedules or other attachments, if any.

PLAN SUPPLEMENT                                    means the forms of documents specified in Section X.M. of
                                                   the Plan.

PREFERRED STOCK                                    has the meaning assigned to such term in Section V.A.3 of
                                                   the Plan.

PRO RATA                                           means, at any time, the proportion that (x) with respect to
                                                   Claims, the amount of a Claim in a particular Class bears
                                                   to the aggregate amount of all Claims (including Disputed
                                                   Claims) in such Class and (y) with respect to Equity
                                                   Interests, the number of shares or other equity interests
                                                   held by a particular holder in a particular Class bears to the aggregate number of all shares and other equity
                                                   interests in a particular Class, unless in each case the
                                                   Plan provides otherwise.

PRIORITY TAX CLAIM                                 means any unsecured Claim held by a governmental unit
                                                   entitled to a priority in right of payment under section
                                                   507(a)(8) of the Bankruptcy Code.

QUARTER                                            means the period beginning on the Effective Date and ending on the immediately succeeding June 30, September 30,
                                                   December 31 or March 31, and each three-month period
                                                   thereafter, as the context may require.

RECORD DATE                                        means the record date for purposes of making distributions under the Plan on account of Allowed Claims and Allowed
                                                   Equity Interests, which date shall be the Confirmation
                                                   Date.

REGISTRATION RIGHTS AGREEMENT                      means a registration rights agreement by Reorganized Penn
                                                   Traffic in favor of certain Initial Holders, which shall be in substantially the form contained in the Plan Supplement.

RELEASED PARTIES                                   has the meaning assigned to such term in
                                                   Section VIII.I. of the Plan.

REORGANIZED DEBTORS                                means the Debtors, or any successors thereto by merger,
                                                   consolidation, or otherwise, on and after the Effective
                                                   Date.

REORGANIZED PENN TRAFFIC                           means Penn Traffic, or any successors thereto by merger,
                                                   consolidation, or otherwise, on and after the Effective
                                                   Date.

REORGANIZED SUBSIDIARIES                           means the Subsidiaries, or any successors thereto by
                                                   merger, consolidation, or otherwise, on and after the
                                                   Effective Date.

RESERVE                                            has the meaning assigned to such term in Section
                                                   VII.C.2(a)(i) of the Plan.

SCHEDULES                                          means the schedules of assets and liabilities, statements
                                                   of financial affairs, and lists of holders of Claims and
                                                   Equity Interests filed with the Court by the Debtors,
                                                   including any amendments or supplements thereto.

SCHEDULED                                          means, with respect to any Claim or Equity Interest, the
                                                   status and amount, if any, of such Claim or Equity Interest as set forth in the Schedules.

SECURED CLAIM                                      means a Claim that is secured by a Lien on property or
                                                   interests in property, in which the Debtors have an
                                                   interest, to the extent of the value as of the Effective
                                                   Date, or such other date as is established by the Court, of such interest or Lien determined by a Final Order of the
                                                   Court pursuant to section 506 of the Bankruptcy Code or as otherwise agreed upon in writing by the Debtors and the
                                                   holder of such Claim.

SEGREGATED ACCOUNT                                 has the meaning assigned to such term in
                                                   Section VII.C.6. of the Plan.

SENIOR NOTE CLAIMS                                 means the unsecured Claims of the Senior Noteholders
                                                   (excluding the fees and expenses of the Indenture
                                                   Trustees).

SENIOR NOTES                                       means, collectively, the 11 1/2% 2001 Senior Notes; the 10
                                                   1/4% Senior Notes; the 8 5/8% Senior Notes; the 10 3/8%
                                                   Senior Notes; the 10.65% Senior Notes; and the 11 1/2% 2006
                                                   Senior Notes.

SENIOR NOTEHOLDERS                                 means the holders of the Senior Notes.

SENIOR NOTE INDENTURES                             means collectively the 8 5/8% Note Indenture, the 10.65%
                                                   Note Indenture, the 11 1/2% 2001 Note Indenture, the 10 3/8%
                                                   Note Indenture, the 10 1/4% Note Indenture and the 11 1/2%
                                                   2006 Note Indenture.

SENIOR SUBORDINATED NOTE CLAIMS                    means the unsecured Claims of the Senior Subordinated
                                                   Noteholders (excluding the fees and expenses of the
                                                   Indenture Trustees).

SENIOR SUBORDINATED NOTE INDENTURE                 means the 9 5/8% Note Indenture.

SENIOR SUBORDINATED NOTEHOLDERS                    means the holders of the Senior Subordinated
                                                   Notes.

SENIOR SUBORDINATED NOTES                          means the 9 5/8% Senior Subordinated Notes.

SUBORDINATION-RELATED RIGHTS                       has the meaning assigned to such term in Section VIII.C of the Plan.

SUBSEQUENT DISTRIBUTION DATE                       means the twentieth day after the end of the Quarter
                                                   following the Quarter in which the Initial Distribution
                                                   Date occurs and the twentieth day after the end of each
                                                   such subsequent Quarter.

SUBSIDIARIES                                       means Dairy Dell, Big M and Penny Curtiss.

SUBSIDIARY EQUITY INTERESTS                        means any share of common stock or other
                                                   instrument evidencing a present ownership
                                                   interest in any of the Subsidiaries, whether or
                                                   not transferable, and any options, warrants or
                                                   rights, contractual or otherwise, to acquire any
                                                   such interest.

10.65% NOTE INDENTURE                              means that certain Indenture, dated as of December 15,
                                                   1993, between Penn Traffic, as issuer, and United States
                                                   Trust Company of New York, as Trustee, pursuant to which
                                                   the 10.65% Senior Notes were issued, together with any
                                                   amendments or supplements thereto.

10 1/4% NOTE INDENTURE                             means that certain Indenture, dated as of February 18,
                                                   1992, between Penn Traffic, as issuer, and Marine Midland
                                                   Bank, N.A., as original Trustee, pursuant, to which the 10
                                                   1/4% Senior Notes were issued, together with any amendments or supplements thereto.

10 3/8% NOTE INDENTURE                             means that certain Indenture, dated as of October 1, 1992, between Penn Traffic, as issuer, and United States Trust
                                                   Company of New York, as Trustee, pursuant to which the
                                                   10 3/8% Senior Notes were issued, together with any
                                                   amendments or supplements thereto.

10.65% SENIOR NOTES                                means the 10.65% Notes, due November 1, 2004, of Penn
                                                   Traffic issued and outstanding under the 10.65% Note
                                                   Indenture.

10 1/4% SENIOR NOTES                               means the 10 1/4% Notes, due February 15, 2002, of Penn
                                                   Traffic issued and outstanding under the 10 1/4% Note
                                                   Indenture.

10 3/8% SENIOR NOTES                               means the 10 3/8% Notes, due October 1, 2004, of Penn
                                                   Traffic issued and outstanding under the 10 3/8% Note
                                                   Indenture.

TRADE-CLAIM                                        means an unsecured Claim of an entity against the Debtors
                                                   for (i) goods provided prior to the Petition Date by such
                                                   entity to the Debtors for resale to the general public in
                                                   the ordinary course of business; PROVIDED, HOWEVER, that
                                                   such entity has continued to provide goods to the Debtors
                                                   before and after the Petition Date on customary terms and
                                                   credit, or as otherwise acceptable to the Debtors, and (ii)
                                                   goods (not resold to the general public) and services
                                                   provided to the Debtors in the ordinary course of the
                                                   Debtors' businesses.

TRANSFER AGENT                                     means the transfer agent for the New Common Stock and New
                                                   Warrants.

UNSECURED CLAIM                                    means any Claim that is not a Secured Claim, Administrative
                                                   Claim, Priority Tax Claim or Other Priority Claim.

WARRANT AGENT                                      means the warrant agent for the New Warrants.

WARRANT AGREEMENT                                  means a warrant agreement pursuant to which the New
                                                   Warrants will be issued, which shall be in substantially
                                                   the form contained in the Plan Supplement.

                  B. INTERPRETATION, APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION.

                  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, such meanings to be applicable to both the singular and plural forms of the terms defined. Capitalized terms in the Plan that are not defined herein shall have the same meaning assigned to such terms by the Bankruptcy Code or Bankruptcy Rules, as the case may be. The words "herein," "hereof," and "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section or subsection in the Plan unless expressly provided otherwise. All gender references shall be deemed to refer to both genders. The words "includes" and "including" are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only, are not a part of this Plan, and shall not be used to interpret this Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.


                                       II.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                  A.       INTRODUCTION.

                  All Claims and Equity Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority
Tax Claims, as described below, have not been classified.

                  A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

               1.       UNCLASSIFIED CLAIMS (NOT ENTITLED TO VOTE ON THE
                        PLAN).

                        (a)     ADMINISTRATIVE CLAIMS.

                        (b)     PRIORITY TAX CLAIMS.

               2.       UNIMPAIRED CLASSES OF CLAIMS (DEEMED TO HAVE
                        ACCEPTED THE PLAN AND, THEREFORE, NOT ENTITLED TO VOTE ON THE PLAN).

                        (a)     CLASS 1:  OTHER PRIORITY CLAIMS.

                        Class 1 consists of all Other Priority
                        Claims.

                        (b)     CLASS 2:  OTHER SECURED CLAIMS.

                        Class 2 consists of all Other Secured
                        Claims.

                        (c)     CLASS 3:  DIP FINANCING CLAIMS.

                        Class 3 consists of all DIP Financing
                        Claims.

                        (d)     CLASS 4:  TRADE CLAIMS.

                        Class 4 consists of all Trade Claims.

                   3.       IMPAIRED CLASSES OF CLAIMS AND EQUITY
                                    INTERESTS (ENTITLED TO VOTE ON THE PLAN).

                        (a)     CLASS 5:  GENERAL UNSECURED CLAIMS.

                        Class 5 consists of all General Unsecured
                        Claims.

                        (b)     CLASS 6:  SENIOR NOTE CLAIMS.

                        Class 6 consists of all Senior Note Claims.

                        (c)     CLASS 7:  SENIOR SUBORDINATED NOTE CLAIMS.

                        Class 7 consists of all Senior Subordinated
                        Note Claims.

                        (d)     CLASS 8:  EQUITY INTERESTS.

                        Class 8 consists of all Equity Interests.


                                      III.

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

                  A.       ADMINISTRATIVE CLAIMS.

                  Except to the extent that any entity entitled to payment of any Allowed Administrative Claim agrees to a different treatment, each holder of an Allowed Administrative Claim shall receive Cash in an amount equal to such Allowed Administrative Claim on the later of the Effective Date and the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable; PROVIDED, HOWEVER, that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession (to the extent authorized and approved by the Court if such authorization and approval was required under the Bankruptcy

Code) shall be paid in full and performed by the Reorganized Debtors, as the case may be, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

                  B.       PROFESSIONAL COMPENSATION AND REIMBURSEMENT CLAIMS.

                  All entities seeking an award by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date by the date that is 30 days after the Effective Date or such other date as may be fixed by the Court and (b) if granted, such an award by the Court shall be paid in full in such amounts as are awarded by the Court (i) on the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Claim and the Debtors in Possession or, on and after the Effective Date, the Reorganized Debtors.

                  C. FEES AND EXPENSES OF THE INFORMAL COMMITTEE AND INFORMAL TRADE COMMITTEE.

                  The reasonable fees and expenses incurred after the Petition Date by (i) the Informal Committee's counsel and financial advisors, including, without limitation, the success fee payable to Houlihan, Lokey, Howard & Zukin, Inc. pursuant to its engagement letter with the Debtors dated as of December 15, 1998 and (ii) the counsel to the Trade Relations Committee of the National Food Manufacturers Credit Association (the "Informal Trade Committee") (which were retained by agreement with the Debtors prior to the Petition Date (together with the reasonable fees and expenses of local counsel) with respect to these Chapter 11 Cases) shall be paid (without application by or on behalf of any such professionals to the Bankruptcy Court and without notice and a hearing) by the Reorganized Debtors as an Administrative Claim under the Plan. If the Reorganized Debtors and any such professional retained by the Informal Committee or the Informal Trade Committee cannot agree on the amount of fees and expenses to be paid to such professional, the amount of any such fees and expenses shall be determined by the Bankruptcy Court.

                  D.       PRIORITY TAX CLAIMS.

                  Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax

Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) equal quarterly Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to the federal statutory rate as provided in 26 U.S.C.
Section 6621, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim. Each Priority Tax Claim which is not payable on or before the Effective Date will survive confirmation of the Plan, remain unaffected thereby, and be paid as and when due, except to the extent that a holder of such Claim agrees to a different treatment.

                                       IV.

                             TREATMENT OF CLAIMS AND
                                EQUITY INTERESTS

                  A.       CLASS 1 - OTHER PRIORITY CLAIMS.

                           1. DISTRIBUTIONS. Except to the extent that a holder
of an Allowed Other Priority Claim agrees to a different treatment, in full and final satisfaction of such claim, each holder of an Allowed Other Priority Claim shall receive payment in full in Cash on the later of the Effective Date and the date when such Other Priority Claim becomes an Allowed Claim, or as soon thereafter as practicable.

                           2. IMPAIRMENT AND VOTING. Class 1 shall be unimpaired
under the Plan. Holders of Allowed Claims in Class 1 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

                  B.       CLASS 2 - OTHER SECURED CLAIMS.

                           1. DISTRIBUTIONS. Except to the extent that a holder
of an Allowed Secured Claim agrees to a different treatment, at the sole option of the Debtors, in full and final satisfaction of such claim, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other

Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (iii) each holder of an Allowed Other Secured Claim shall receive the collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

                           2. IMPAIRMENT AND VOTING. Class 2 shall be unimpaired
under the Plan. The holders of Allowed Claims in Class 2 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

                  C.       CLASS 3 - DIP FINANCING CLAIMS.

                           1. DISTRIBUTIONS. On the Effective Date, or as soon
thereafter as practicable, in full and final satisfaction of such claims, each holder of a DIP Financing Claim (which shall be deemed Allowed) shall receive payment in full in Cash.

                           2. IMPAIRMENT AND VOTING. Class 3 shall be unimpaired
under the Plan. The holders of the DIP Financing Claims are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

                  D.       CLASS 4 - TRADE CLAIMS.

                           1. DISTRIBUTIONS. To the extent not satisfied by the
Debtors in the ordinary course of business, in full and final satisfaction of such claims, the legal, equitable and contractual rights to which such Allowed Trade Claim entitles the holder thereof shall be left unaltered and, accordingly, shall be satisfied on the latest of (i) the Effective Date, (ii) the date such Trade Claim becomes an Allowed Claim, (iii) the date an Allowed Trade Claim becomes due and payable in the ordinary course of business consistent with the Debtors' ordinary payment practices, and (iv) the date on which the Debtors and the holder of such Allowed Trade Claim agree in writing. Holders of Allowed Trade Claims shall retain any prepetition security arrangements that were in existence as of the Petition Date (and extended pursuant to the Order Authorizing Payment of Prepetition Claims of Certain Trade Creditors and Goods and Service Providers dated March 2, 1999) to secure post-confirmation obligations and such prepetition security interests shall continue to the same extent and priority as they existed as of the Petition Date, without the necessity of any further actions to continue the perfection of such security interests.

                           2. IMPAIRMENT AND VOTING. Class 4 shall be unimpaired
under the Plan. The holders of Allowed Claims in Class 4 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

                  E.       CLASS 5 - GENERAL UNSECURED CLAIMS.

                           1. DISTRIBUTIONS. On the Effective Date, or as soon
thereafter
as practicable, or upon such later date when such Claim becomes an Allowed Claim, in full and final satisfaction of such claim, at the Debtors' option (i) each holder of an Allowed General Unsecured Claim will receive payment in full in Cash of its Allowed General Unsecured Claim, or (ii) each Allowed General Unsecured Claim will be reinstated by curing all outstanding defaults with all legal, equitable and contractual rights remaining unaltered.

                           2. IMPAIRMENT AND VOTING. Class 5 is impaired under
the Plan. The holders of Allowed Claims in Class 5 are entitled to vote to accept or reject the Plan.

                  F.       CLASS 6 - SENIOR NOTE CLAIMS.

                           1. DISTRIBUTIONS. On the Effective Date, or as soon
thereafter as is practicable, in full and final satisfaction of such claims, each holder of an Allowed Senior Note Claim will receive its Pro Rata share of
(i) $100 million of New Senior Notes; and (ii) 19,000,000 shares of New Common Stock. In addition, if Class 7 does not vote in favor of the Plan, the holders of Allowed Senior Note Claims shall receive, on the Effective Date, the New Warrants that would have been distributed to the holders of Allowed Senior Subordinated Note Claims if Class 7 voted in favor of the Plan and the New Common Stock that would have been distributed to the holders of Allowed Equity Interests. The New Warrants and New Common Stock received by the holders of Allowed Senior Note Claims pursuant to the preceding sentence shall be distributed to the holders of Allowed Senior Subordinated Note Claims and Allowed Equity Interests that voted in favor of the Plan and did not object to the Plan. Any New Warrants and New Common Stock remaining after distribution of such New Warrants and New Common Stock to the holders of Allowed Senior Subordinated Note Claims and Equity Interests shall be canceled.

                           2. IMPAIRMENT AND VOTING. Class 6 is impaired under
the Plan. The holders of Allowed Claims in Class 6 are entitled to vote to accept or reject the Plan.

                           3. ALLOWANCE. The Senior Note Claims shall be Allowed
in the following aggregate amounts: the 11 1/2% 2001 Senior Notes, $111,933,239; the 10 1/4% Senior Notes, $132,004,878; the 8 5/8% Senior Notes, $212,423,714;
the 10 3/8% Senior Notes, $104,322,917; the 10.65% Senior Notes, $103,550,000;
and the 11 1/2 2006 Senior Notes, $104,344,444. The holders of Senior Note Claims and Indenture Trustees under the Senior Note Indentures shall not be required to file proofs of claim. The fees and expenses owed to the Indenture Trustees shall be paid in accordance with Section VII.C.6. hereof.

                  G.       CLASS 7 - SENIOR SUBORDINATED NOTE CLAIMS.

                           1. DISTRIBUTIONS. On the Effective Date, or as soon
thereafter
as is practicable, in full and final satisfaction of such claims, each holder of an Allowed Senior Subordinated Note Claim will receive its pro rata share of (i) 1,000,000 shares of New Common Stock; and (ii) the New Warrants. Notwithstanding anything to the contrary, it shall be a condition to the receipt by holders of Allowed Senior Subordinated Notes of the distribution of the New Warrants that Class 7 vote in favor of the Plan. If such condition is not satisfied, holders of Allowed Senior Subordinated Note Claims shall receive only the New Common Stock and the holders of Allowed Senior Note Claims shall receive the New Warrants that would have been distributed to the holders of Allowed Senior Subordinated Note Claims if Class 7 voted in favor of the Plan; PROVIDED, HOWEVER, that any holder of an Allowed Senior Subordinated Note Claim that votes in favor of the Plan (and does not object to confirmation of the Plan) shall receive its Pro Rata share of New Warrants from the holders of Allowed Senior Note Claims as if Class 7 voted in favor of the Plan. All remaining New Warrants held by the holders of Allowed Senior Note Claims after distribution to holders of Allowed Senior Subordinated Note Claims that vote in favor of the Plan (and do not object to the Plan) shall be canceled.

                           2. IMPAIRMENT AND VOTING. Class 7 is impaired under
the Plan. The holders of Allowed Claims in Class 7 are entitled to vote to accept or reject the Plan.

                           3. ALLOWANCE. The Senior Subordinated Note Claims
shall be Allowed in the aggregate amount of $414,437,500 and the holders of Senior Subordinated Note Claims and Indenture Trustee under the Senior Subordinated Note Indenture shall not be required to file proofs of claim. The fees and expenses owed to the Indenture Trustee shall be paid in accordance with
Section VII.C.6. hereof.

                  H.       CLASS 8 - EQUITY INTERESTS.

                           1. DISTRIBUTIONS. On the Effective Date or as soon
thereafter as practicable, each 100 shares of Old Common Stock shall entitle the holder thereof to receive 1 share of New Common Stock; PROVIDED, HOWEVER, that if Class 7 (Senior Subordinated Note Claims) or Class 8 votes against the Plan, the holders of Allowed Class 8 Equity Interests shall receive no distributions whatsoever and the holders of Allowed Senior Note Claims shall receive the New Common Stock that would have been distributed to the holders of Allowed Equity Interests if Classes 7 and 8 voted in favor of the Plan; PROVIDED, HOWEVER, that a holder of an Equity Interest that votes in favor of the Plan (and does not object to confirmation of the Plan) shall receive its Pro Rata share of New Common Stock from the holders of Allowed Senior Note Claims as if Classes 7 and 8 voted in favor of the Plan. All remaining New Common Stock held by the holders of Allowed Senior Note Claims that would have been distributed to holders of Equity Interests had they voted in favor of the Plan, shall be canceled. All Equity Interests other than Old Common Stock shall be canceled on the Effective Date and the holders thereof shall receive no distributions.

                           2. IMPAIRMENT AND VOTING. Class 8 is impaired under
the Plan. The holders of Allowed Equity Interests are entitled to vote to accept or reject the Plan.

                                       V.

                         PROVISIONS REGARDING CORPORATE
                            GOVERNANCE AND MANAGEMENT
                           OF THE REORGANIZED DEBTORS

                  A. DIRECTORS AND OFFICERS OF REORGANIZED PENN TRAFFIC; AMENDED CERTIFICATE OF INCORPORATION AND AMENDED BY-LAWS.

                           1. THE INITIAL BOARD OF DIRECTORS. The initial board
of directors of Reorganized Penn Traffic shall consist of ten (10) members, seven (7) of whom shall be designated by Satellite Fund Management, LLC, DDJ Capital Management, LLC and Loomis Sayles & Company, LP whose names shall be disclosed on or before the date of the Confirmation Hearing, and three (3) of whom shall be Joseph V. Fisher, Martin A. Fox and Gary D. Hirsch. The Board of Directors of Reorganized Penn Traffic will select a Chairman of the Board of Directors of Reorganized Penn Traffic at their initial meeting who will not initially serve as an executive officer of Reorganized Penn Traffic.

                           2. MANAGEMENT OF REORGANIZED PENN TRAFFIC.

                                    (a) MANAGEMENT OF PENN TRAFFIC. Effective as
of the Effective Date, an Executive Committee of the Board of Directors shall manage the business of Reorganized Penn Traffic and shall have all of the authority customarily delegated to the senior executive officers of a corporation, subject to oversight of the entire Board of Directors. The members of the Executive Committee will consist of Gary M. Hirsch, Martin A. Fox and Joseph V. Fisher, with Mr. Hirsch serving as Chairman of the Executive Committee and Mr. Fox as Vice-Chairman thereof. Mr. Fisher, Penn Traffic's President and Chief Executive Officer, will report to the Chairman of the Executive Committee and to Reorganized Penn Traffic's Board of Directors.

                                    (b) OTHER COMMITTEES OF THE BOARD OF
DIRECTORS. The Board of Directors will also establish such other committees it deems appropriate including an Audit Committee and a Compensation and Stock Option Committee that will be composed only of independent Directors who do not serve as executive officers of Reorganized Penn Traffic. The Audit Committee will be responsible for review and approval of Reorganized Penn Traffic's financial statements and for the selection of Reorganized Penn Traffic's independent certified public accountants

(currently PricewaterhouseCoopers LLP). The Compensation and Stock Option Committee will, subject to existing contractual arrangements, approve compensation arrangements for Reorganized Penn Traffic's executive officers and grant additional stock options under Reorganized Penn Traffic's Equity Incentive Plan, taking into account, in each case, the recommendations of the Executive Committee.

                                    (c) OFFICERS. The officers of Penn Traffic
immediately prior to the Effective Date shall serve as the initial officers of Reorganized Penn Traffic on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with Reorganized Penn Traffic and applicable nonbankruptcy law.

               3. AMENDED PENN TRAFFIC CERTIFICATE OF INCORPORATION AND AMENDED PENN TRAFFIC BY-LAWS.

                           The adoption of the Amended Penn Traffic Certificate
of Incorporation and Amended Penn Traffic By-Laws will be deemed to have occurred and be effective as of the Effective Date without any further action by the directors or stockholders of the Debtors or the Reorganized Debtors. The Amended Penn Traffic Certificate of Incorporation will, among other things, contain appropriate provisions (i) governing the authorization of up to 30,000,000 shares of New Common Stock (up to 20,109,846 will be issued on the Effective Date) and 1,000,000 shares of preferred stock, par value of $.01 per share (the "PREFERRED STOCK"), that will be available for issuance and whose terms and conditions may be established by the Board of Directors, (ii) prohibiting the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, (iii) establishing the Executive Committee, an Audit Committee and a Compensation and Stock Option Committee and defining their roles, and (iv) implementing such other matters as stockholders and directors of Reorganized Penn Traffic believe are necessary and appropriate to effectuate the terms and conditions of the Plan. The Amended Penn Traffic Certificate of Incorporation will not include any "super-majority" voting provisions. On or prior to the Effective Date, Penn Traffic will file with the Secretary of State of the State of Delaware, in accordance with sections 103 and 303 of the Delaware General Corporation Law, the Amended Penn Traffic Certificate of Incorporation and such certificate shall be the certificate of incorporation for Reorganized Penn Traffic. The Amended Penn Traffic Certificate of Incorporation shall be substantially in the form contained in the Plan Supplement.

                           4.       NEW MANAGEMENT AGREEMENT.

                           On the Effective Date, Reorganized Penn Traffic shall
enter into a new management agreement with Hirsch & Fox, LLC (the "NEW MANAGEMENT AGREEMENT"), pursuant to which Hirsch & Fox will provide the services of Gary D. Hirsch, as Chairman of the Executive Committee, and Martin A. Fox, as Vice Chairman of the Executive Committee, as directed by the Board of Directors. The

New Management Agreement will be on the terms as described in Exhibit "C" hereto and shall be in substantially the form included in the Plan Supplement.

              B.       DIRECTORS AND OFFICERS OF THE REORGANIZED SUBSIDIARIES.

                           1. THE INITIAL BOARD OF DIRECTORS. The initial board
of directors of the Reorganized Subsidiaries shall be Gary D. Hirsch, Martin A. Fox and Joseph V. Fisher. Mr. Hirsch shall be Chairman.

                           2. MANAGEMENT OF THE REORGANIZED SUBSIDIARIES. The
officers of the Reorganized Subsidiaries immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Subsidiaries on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with the Reorganized Subsidiaries and applicable nonbankruptcy law.

                        3.       AMENDED SUBSIDIARIES CERTIFICATES OF
                               INCORPORATION AND AMENDED SUBSIDIARIES BY-LAWS.


                           The adoption of the Amended Subsidiaries Certificate
of Incorporation and Amended Subsidiaries By-Laws will be deemed to have occurred and be effective as of the Effective Date without any further action by the directors or stockholders of the Debtors or the Reorganized Debtors. The Amended Subsidiaries Certificate of Incorporation will, among other things, contain appropriate provisions (i) prohibiting the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, and (ii) implementing such other matters as stockholders and directors of the Reorganized Subsidiaries believe are necessary and appropriate to effectuate the terms and conditions of the Plan. The Amended Subsidiaries Certificate of Incorporation will not include any "super-majority" voting provisions. On or prior to the Effective Date, the Subsidiaries will file with the Secretary of State of the State of Delaware, in accordance with sections 103 and 303 of the Delaware General Corporation Law, the Amended Subsidiaries Certificate of Incorporation and such certificate shall be the certificate of incorporation for the Reorganized Subsidiaries. The Amended Subsidiaries Certificate of Incorporation shall be substantially in the form contained in the Plan Supplement.

                  C.       SECURITIES TO BE ISSUED PURSUANT TO THE PLAN.

                           1.       NEW COMMON STOCK.

                           On the Effective Date, Reorganized Penn Traffic will
issue 20,109,846 shares of New Common Stock without further act or action under applicable law, regulation, rule or order. Each share of New Common Stock will entitle its holder to one vote. Holders of New Common Stock will have the right to participate proportionately in any dividends distributed by Reorganized Penn Traffic, subject to the dividend preference of any shares of Preferred Stock that may be issued after the Effective Date.

                           2.       NEW SENIOR NOTES.

                           The New Senior Notes will be issued by Reorganized
Penn Traffic pursuant to an indenture (the "NEW NOTES INDENTURE"), which will be qualified under the Trust Indenture Act of 1939, as amended. An indenture trustee will be selected prior to the Confirmation Hearing. The New Notes Indenture and the New Senior Notes will be in substantially the forms included in the Plan Supplement.

                           3.       THE NEW WARRANTS.

                           On the Effective Date, Reorganized Penn Traffic will
issue New Warrants to purchase up to 1,000,000 shares of New Common Stock (without giving effect to any options that may be issued under the Equity Incentive Plan) without further act or action under applicable law, regulation, rule or order. The New Warrants will be in substantially the form included in the Plan Supplement.

                  D.       SECURITIES LAWS MATTERS.

                  Each Initial Holder receiving a distribution of New Common Stock representing more than 10% of the aggregate New Common Stock issued on the Effective Date shall be entitled to become a party to the Registration Rights Agreement, which provides that Reorganized Penn Traffic will file and maintain the effectiveness of a shelf registration right statement for such Holder for the New Common Stock, shares of New Common Stock issued upon exercise of the New Warrants, the New Warrants and the New Senior Notes, covering the resale of all such securities. Certificates evidencing shares of New Common Stock received by an Initial Holder who is deemed to be an affiliate of the Debtors by reason of its equity holdings or otherwise will bear a legend stating, in substance, that such shares have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction and may not be sold, offered for sale or otherwise transferred unless registered or qualified under such Act and applicable state securities laws or unless the Reorganized Debtors receive a certificate executed by a duly authorized officer of such Initial Holder or an opinion of counsel, as applicable, reasonably satisfactory to the Reorganized Debtors, that such registration or qualification is not required. The Registration Rights Agreement will be in substantially the form included in the Plan Supplement.

                  E.       REORGANIZED PENN TRAFFIC EQUITY INCENTIVE PLAN.

                  On the Effective Date, Reorganized Penn Traffic will adopt a stock option plan (the "EQUITY INCENTIVE PLAN") which permits Reorganized Penn Traffic to grant to its officers and directors options to acquire shares of New Common Stock. Such stock option plan shall be on the terms described in Exhibit "D" hereto and shall be in substantially the form contained in the Plan Supplement.

                                       VI.

                    SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

                  On the Confirmation Date, the Chapter 11 Cases shall be substantively consolidated for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution. Subject to the occurrence of the Effective Date, (i) all assets and liabilities of Dairy Dell, Big M and Penny Curtiss shall be deemed merged or treated as though they were merged into and with the assets and liabilities of Penn Traffic, (ii) no distributions shall be made under the Plan on account of intercompany Claims among the Debtors and such Claims shall be discharged on the Effective Date, (iii) no distributions shall be made under the Plan on account of Subsidiary Equity Interests, (iv) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors and (v) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors. Such substantive consolidation shall not (other than for purposes related to the Plan) affect (i) the legal and corporate structure of the Reorganized Debtors, (ii) Subsidiary Equity Interests and (iii) pre and post Petition Date guarantees that are required to be maintained (a) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, (b) pursuant to the Plan, or (c) in connection with any financing entered into by the Reorganized Debtors on the Effective Date.


                                      VII.

                         PROVISIONS REGARDING VOTING AND
                   DISTRIBUTIONS UNDER THE PLAN AND TREATMENT
                    OF DISPUTED, CONTINGENT AND UNLIQUIDATED
               ADMINISTRATIVE CLAIMS, CLAIMS AND EQUITY INTERESTS

                  A. VOTING OF CLAIMS AND EQUITY INTERESTS. Each holder of an Allowed Claim or an Allowed Equity Interest in an Impaired Class of Claims or Equity Interests shall be entitled to vote separately to accept or reject the Plan as provided in such order as may be entered by the Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Court.

                  B. NONCONSENSUAL CONFIRMATION. If any Impaired Class of Claims or Equity Interests entitled to vote shall not accept the Plan by the requisite statutory majorities provided in sections 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Debtors reserve the right to have the Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

                  C.       DISTRIBUTIONS.

                           1.       METHOD OF DISTRIBUTIONS UNDER THE PLAN.

                                    (a) DATE AND DELIVERY OF DISTRIBUTIONS.
Distributions under the Plan shall be made by the Reorganized Debtors or their designee to the holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed DIP Financing Claims, Allowed Other Secured Claims, Allowed Trade Claims, Allowed General Unsecured Claims and Allowed Equity Interests at the addresses set forth on the Schedules, unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001 (or at the last known addresses of such holders if the Debtors or the Reorganized Debtors have been notified in writing of a change of address). Distributions under the Plan to the holders of Allowed Senior Note Claims and Allowed Senior Subordinated Note Claims shall be made to the New Notes Indenture Trustee who shall make the distributions to the holders of Allowed Senior Note Claims and Allowed Senior Subordinated Note Claims. New Senior Notes (including any interest earned thereon), New Common Stock (including dividends paid on account thereof) and New Warrants shall be held in trust by the disbursing agent or the Reorganized Debtors, as applicable, for the benefit of the potential claimants of such securities and shall not constitute property of the Reorganized Debtors.

                                    (b) DISTRIBUTION OF CASH. Any payment of
Cash by the Reorganized Debtors pursuant to the Plan shall be made at the option and in the sole discretion of the Reorganized Debtors, by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtors.

                                    (c) DISTRIBUTION OF UNCLAIMED PROPERTY. Any
distribution of Cash under the Plan which is unclaimed after the later to occur of (a) two years after distribution or (b) six months after the date on which such claimant's Claim is Allowed shall be transferred to the Reorganized Debtors notwithstanding state or other escheat or similar laws to the contrary. Distributions under the Plan consisting of New Notes, New Common Stock or New Warrants that are unclaimed for a period of two years after distribution shall be cancelled and any dividends or interest which has been paid with respect to such securities shall be transferred to the Reorganized Debtors and entitlement by the holder of a Claim or Equity Interest to such distribution shall be extinguished and forever barred. The Debtors shall file with the Court a list of holders of unclaimed distributions of Cash, New Notes, New Common Stock and New Warrants on the first and second anniversaries of the Effective Date.

                                    (d) SATURDAYS, SUNDAYS, OR LEGAL HOLIDAYS.
If any payment
or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

                                    (e) FRACTIONAL DOLLARS AND FRACTIONAL SHARES
AND WARRANTS.

                                            (i) FRACTIONAL DOLLARS. Whenever the
         issuance of any New Senior Note would otherwise call for the issuance in an amount for a fraction of a dollar, the actual issuance of such New Senior Note shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

                                           (ii)  FRACTIONAL SHARES AND WARRANTS.
         Whenever any distribution of shares of New Common Stock or New Warrant to a holder would otherwise call for the distribution of a fractional share or warrant, the Transfer Agent or Warrant Agent shall allocate one whole share or one whole warrant to holders in order of the fractional portion of their entitlements, starting with the largest fractional portion until all remaining shares and warrants have been allocated. Upon the allocation of a whole share or a whole warrant to a holder in respect of the fraction portion of its entitlement, such fractional portion shall be canceled. If two or more holders are entitled to equal fractional entitlements and the number of holders so entitled exceeds the number of whole shares or whole warrants, as the case may be, which remain to be allocated, the Transfer Agent or Warrant Agent shall allocate the remaining whole shares or whole warrants to such holders by random lot or such other impartial method as the Transfer Agent or Warrant Agent deems fair, in the Transfer Agent's or Warrant Agent's sole discretion. Upon the allocation of all of the whole shares or whole warrants authorized under the Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect.

                                    (f) DISTRIBUTIONS TO HOLDERS AS OF THE
RECORD DATE. As at the close of business on the Record Date, the claims register (for Claims) and transfer ledger (for Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests. The Debtors and the Reorganized Debtors shall have no obligation to recognize any transfer of any Claims or Equity Interests occurring after the Record Date. The Debtor and the Reorganized Debtors shall instead be entitled to recognize and deal for purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section VII.A) with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Equity Interests) as of the close of business on the Record Date.


                           2.       DISPUTED TRADE CLAIMS AND GENERAL UNSECURED
CLAIMS.

                           (a)      DISTRIBUTIONS WITHHELD FOR DISPUTED TRADE
CLAIMS.

                                    (i) ESTABLISHMENT AND MAINTENANCE OF
         RESERVE. On the Effective Date, the Reorganized Debtors shall place into a reserve an amount of Cash, equal to 100% of the distributions to which holders of Disputed Trade Claims would be entitled under the Plan as of such date if such Disputed Trade Claims, were Allowed Claims (the "RESERVE").

                                    (ii) PROPERTY HELD IN RESERVE. Cash held in
         the Reserve, if any, shall be deposited in a segregated bank account or accounts in the name of the Reorganized Debtors and designated as held in trust for the benefit of holders of Allowed Trade Claims. Cash held in the Reserve shall not constitute property of the Reorganized Debtors. The Reorganized Debtors shall invest the Cash held in the Reserve in a manner consistent with the investment guidelines set forth in the Plan Supplement. The Reorganized Debtors shall pay, or cause to be paid, out of the funds held in the Reserve, any tax imposed on the Reserve by any governmental unit with respect to income generated by the property held in the Reserve. The yield earned on such invested Cash (net of applicable taxes) shall be distributed to the Reorganized Debtors on the last Subsequent Distribution Date under the Plan.

                                    (iii) DISTRIBUTIONS UPON ALLOWANCE OF
         DISPUTED TRADE CLAIMS. The holder of a Disputed Trade Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall receive a distribution of Cash from the Reserve on the next Subsequent Distribution Date that follows the Quarter during which such Disputed Trade Claim becomes an Allowed Claim pursuant to a Final Order. Such distributions shall be made in accordance with the Plan based upon the distributions that would have been made to such holder under the Plan if the Disputed Trade Claim had been an Allowed Claim on or prior to the Effective Date. Any Cash held in the Reserve after all Trade Claims have been Allowed or disallowed shall be transferred to and become the property of the Reorganized Debtors.

                           (b) DISTRIBUTIONS WITHHELD FOR DISPUTED GENERAL
UNSECURED CLAIMS. The holder of a Disputed General Unsecured Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall receive a distribution of cash from the Reorganized Debtors on the next Subsequent Distribution Date that follows the Quarter during which such Disputed General Unsecured Claim becomes an Allowed Claim pursuant to Final Order. Such distributions shall be made in accordance with the Plan based on the distributions that would have been made to such holder under the Plan if the Disputed General Unsecured Claim had been an Allowed Claim on or prior to the Effective Date.

                           3. OBJECTIONS TO AND RESOLUTION OF ADMINISTRATIVE
CLAIMS, CLAIMS AND EQUITY INTERESTS; ADMINISTRATIVE AND PRIORITY CLAIMS RESERVE.

                                    (a) OBJECTIONS TO AND RESOLUTION OF
ADMINISTRATIVE CLAIMS, CLAIMS AND EQUITY INTERESTS. Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtors, and the Reorganized Debtors shall have the exclusive right to make and file objections to Administrative Claims, Claims and Equity Interests subsequent to the Confirmation Date. All objections shall be litigated to a Final Order; PROVIDED, HOWEVER, that the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Court. Unless otherwise ordered by the Court, the Debtors and the Reorganized Debtors shall file all objections to Administrative Claims, Claims and Equity Interests that are the subject of proofs of claims, requests for payment filed with the Court (other than applications for allowances of compensation and reimbursement of expenses) or proofs of interest and serve such objections upon the holders of the Administrative Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than 60 days after the Effective Date or such later date as may be approved by the Court.

                                    (b)  ADMINISTRATIVE AND PRIORITY CLAIMS
RESERVE.

                                            (i) ESTABLISHMENT OF ADMINISTRATIVE
         AND PRIORITY CLAIMS RESERVE. On the Effective Date, the Reorganized Debtors shall place into reserve an amount of Cash equal to (i) the sum of the aggregate amount of all Disputed Administrative Claims, Disputed Priority Tax Claims, and Disputed Other Priority Claims, plus (ii) an amount to be determined by the Court to be reserved for any Disputed Administrative Claims, Disputed Priority Tax Claims and Disputed Other Priority Claims that are unliquidated (the "ADMINISTRATIVE AND PRIORITY CLAIMS RESERVE").

                                            (ii) CASH HELD IN ADMINISTRATIVE AND
         PRIORITY CLAIMS RESERVE. Cash held in the Administrative and Priority Claims Reserve shall be deposited in a segregated bank account or accounts in the name of the Reorganized Debtors and designated as held in trust for the benefit of holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Other Priority Claims. Cash held in the Administrative and Priority Claims Reserve shall not constitute property of the Reorganized Debtors. The Reorganized Debtors shall invest the Cash held in the Administrative and Priority Claims Reserve in a manner consistent with investment guidelines to be included in the Plan Supplement. The Reorganized Debtors shall pay, or cause to be paid, out of the funds held in the Administrative and Priority Claims Reserve, any tax imposed on the Administrative and Priority Claims Reserve by any governmental unit with respect to income generated by Cash held in the Administrative and Priority Claims Reserve. Any Cash held in the Administrative and Priority Claims Reserve after all Administrative and Priority Claims have been Allowed or disallowed shall be transferred to and become the property of the Reorganized Debtors.

                           4.       ALLOCATION OF CONSIDERATION.

                           The aggregate consideration to be distributed to the
holders of Allowed Claims in each Class under the Plan (other than the Claims, if any, of the Internal Revenue Service) shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders and any remaining consideration as satisfying accrued, but unpaid, interest and costs, if any, and attorneys' fees where applicable.

                           5.       CANCELLATION AND SURRENDER OF EXISTING
SECURITIES AND AGREEMENTS.

                           On the Effective Date, the Senior Notes, Senior
Subordinated Notes and Equity Interests shall be deemed canceled and such agreements and securities, including the Senior Note Indentures and the Senior Subordinated Note Indenture, together with all instruments issued pursuant thereto, shall have no further legal effect other than as evidence of any right to receive distributions, fees and expenses under the Plan. In addition, the
Note Indentures shall be terminated and the Indenture Trustee's obligations shall be discharged.

                           Notwithstanding any other provision of the Plan, as a
condition precedent to receiving any distribution under the Plan, each holder of a promissory note, share certificate, or other instrument or security evidencing a Claim or Equity Interest must surrender such promissory note, share certificate, or other instrument or security to the Reorganized Debtors or their designee or must execute and deliver an affidavit of loss and furnish an indemnity or bond in substance and amount reasonably satisfactory to the Reorganized Debtors.

                           Any holder of a Claim or Equity Interest that fails
to surrender such instrument or security or to provide the affidavit and indemnity or bond, before the later to occur of (i) the second anniversary of the Effective Date and (ii) six months following the date such holder's Claim becomes an Allowed Claim or Equity Interest, shall be deemed to have forfeited all rights, Claims, and/or Equity Interests and may not receive or participate in any distribution under the Plan.

                           6.       INDENTURE TRUSTEE FEES.

                           On or prior to the Effective Date, each Indenture
Trustee shall furnish to the Debtors a certification stating the aggregate amount of (i) its previously invoiced but then unpaid fees and unreimbursed expenses (including the fees and expenses of its counsel), in accordance with and to the extent provided for in its Note Indenture, whether incurred prior or subsequent to the Petition Date, and (ii) an estimate of such fees and expenses from the latest date covered by its last invoice to and including the Effective Date and an estimate of any post- Effective Date fees and expenses. On the Effective Date, in full satisfaction of such fees and expenses, each Indenture Trustee shall receive an amount of Cash equal to the aggregate amount stated in its aforementioned certification, without application by or on behalf of such Indenture Trustee or its respective counsel to the Court. In the event the Debtors deliver written notice to an Indenture Trustee that the Debtors contest the amount certified to by such Indenture Trustee, the amount not in dispute shall be paid to such Indenture Trustee on the Effective Date, and the balance of the amount so certified will be held in trust, in a segregated interest bearing money market account (the "SEGREGATED ACCOUNT"), until the final resolution of the dispute. The respective Indenture Trustee and the Reorganized Debtors, to the extent to which each is entitled to the funds so held in the Segregated Account, shall also be entitled to all interest and income earned thereon. Distributions made to the holders of Allowed Claims pursuant to the Plan will not be reduced on account of such payments to each Indenture Trustee or funds held in the Segregated Account as set forth above.

                           The Confirmation order shall provide that each
Indenture Trustee Charging Lien shall attach to all Cash to be distributed under the Plan until the aggregate amount stated in its certification has been paid in full or, to the extent contested by the Debtors, paid into the Segregated Account referred to in the preceding paragraph and the balance paid the Indenture Trustee, whereupon the respective Indenture Trustee Charging Lien shall be released as to funds paid to the Indenture Trustee and shall be transferred to the Segregated Account to the extent of the amount in dispute. The amount by which an Indenture Trustee's actual fees and expenses which were estimated as referred to in (ii) above are later determined by the Indenture Trustee to exceed or be less than its estimate, as well as the amount of any Indenture Trustee's fees and expenses for services requested by any of the Reorganized Debtors after the Effective Date, shall be promptly paid by or reimbursed to (as the case may be) the Reorganized Debtors upon receipt of certification thereof from the Indenture Trustee or, where appropriate, the amount held in the Segregated Account adjusted accordingly.

                           Any dispute between the Debtors or the Reorganized
Debtors and any Indenture Trustee regarding such Indenture Trustee's fees and expenses, unless resolved by agreement of the Debtors or the Reorganized Debtors and any Indenture Trustee, shall be determined only in the appropriate state court in accordance with the provisions of the respective Note Indenture. If no such action is instituted by the Debtors or the Reorganized Debtors within 90 days after the Effective Date, the amount in dispute and all interest and income earned thereon shall be promptly turned over to the respective Indenture Trustee, free and clear of any interest of the Reorganized Debtors. The Reorganized Debtors shall bear all reasonable legal fees and expenses of each Indenture Trustee to the extent incurred in the Indenture Trustee's successful pursuit of funds held in the aforementioned Segregated Account.


                                      VIII.

             IMPLEMENTATION AND EFFECT OF CONFIRMATION OF THIS PLAN

                  A.       REGISTRATION RIGHTS AGREEMENT, NEW NOTES INDENTURE,
                                    THE AMENDED PENN TRAFFIC CERTIFICATE OF
                                    INCORPORATION, THE AMENDED PENN TRAFFIC
                                    BY-LAWS, THE AMENDED SUBSIDIARIES
                                    CERTIFICATES OF INCORPORATION, THE AMENDED
                                    SUBSIDIARIES BY- LAWS, THE NEW MANAGEMENT
                                    AGREEMENT, THE EQUITY INCENTIVE PLAN, THE
                                    WARRANT AGREEMENT, THE SUPPLEMENTAL
                                    RETIREMENT PLAN, THE AMENDMENT TO JOSEPH V.
                                    FISHER'S EMPLOYMENT AGREEMENT AND OTHER
                                    IMPLEMENTATION DOCUMENTS.

                  On or before the Effective Date, the Reorganized Debtors will execute the Registration Rights Agreement, the New Notes Indenture, the Amended Penn Traffic Certificate of Incorporation, the Amended Penn Traffic By-Laws, the Amended Subsidiaries Certificates of Incorporation, the Amended Subsidiaries ByLaws and Other Implementation Documents, the New Management Agreement, the Equity Incentive Plan, the Warrant Agreement, the Supplemental Retirement Plan, the Amendment to Joseph V. Fisher's Employment Agreement and all other documents required and necessary to implement the Plan, without the requirement of any further corporate action.

                  B. CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN REORGANIZED DEBTORS.

                  The Debtors, as Reorganized Debtors, shall continue to exist after the Effective Date with all powers of corporations under the laws of their state of incorporation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise expressly provided in the Plan, on the Effective Date, the Reorganized Debtors shall be vested with all of the property of their estates free and clear of all claims, liens, encumbrances, charges and other interests of creditors and equity security holders; and the Reorganized Debtors may operate their businesses free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Rules or by the Court, subject only to the terms and conditions of the Plan.

                  C.       TERMINATION OF SUBORDINATION RIGHTS.

                  All Claims of the Senior Noteholders and the Senior Subordinated Noteholders against the Debtors and all rights and Claims between or among the Senior Noteholders and the Senior Subordinated Noteholders relating in any manner whatsoever to claimed subordination rights, rights to postpetition and default interest, or similar rights, if any (collectively, "SUBORDINATION-RELATED RIGHTS"), shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented by, this Plan to holders of such Claims, and such rights shall be deemed waived, released, discharged, and terminated as of the latest to occur of the Effective Date and the Initial Distribution Date, and all actions related to the enforcement of such Subordination-Related Rights shall be permanently enjoined. Distributions under, described in, contemplated by, and/or implemented by, this Plan shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, including, but not limited to, the Senior Noteholders, by reason of any claimed Subordination-Related Rights or otherwise, so that each holder of a Claim shall have and receive the complete benefit of the distributions in the manner set forth and described in this Plan.

                  D.       DISCHARGE OF THE DEBTORS.

                  The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors, the Debtors in Possession, the Reorganized Debtors or any of their assets or properties, arising prior to the Effective Date. Except as otherwise expressly specified in the Plan, the Confirmation Order shall act as of the Effective Date as a discharge of all debts of, Claims against, liens on, and Equity Interests in the Debtors, their assets and properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of Claim or Equity Interest with respect thereto was filed, whether the Claim or Equity Interest is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution thereunder. Except as otherwise expressly specified in the Plan, after the Effective Date, any holder of such discharged Claim or Equity Interest shall be precluded from asserting against the Debtors, Reorganized Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the entry of the Confirmation Order.

                  E.       INJUNCTION.

                  Except as otherwise expressly provided in the Plan, the Confirmation Order, or a separate order of the Court, all entities who have held, hold, or may hold Claims against or Equity Interests in the Debtors which arose before or were held as of the Effective Date, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors, with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest. Such injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

                  F.       PRESERVATION/WAIVER OF CAUSES OF ACTION.

                           1. PRESERVATION OF RIGHTS. Pursuant to the Plan, and
sections 544, 548, 549, 550, 551, 553 and 1123(b)(3)(B) of the Bankruptcy Code,
the Debtors (and the Reorganized Debtors) shall retain all rights and all Causes of Action accruing to the Debtors, their estates, or the Reorganized Debtors, including, without limitation, (i) the avoidance of any transfer of an interest of the Debtors in property or any obligation incurred by the Debtors; PROVIDED, HOWEVER, that the Debtors waive any and all claims and Causes of Action related to payments made before the Petition Date on account of the Senior Notes or the Senior Subordinated Notes, or (ii) the turnover of any property to their estates, and except as expressly noted in the Plan or Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any such rights or Causes of Action. Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date which is not specifically waived or relinquished by the Plan. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such Claims, Causes of Action, rights of setoff and other legal or equitable defenses which the Debtors had immediately prior to the Petition Date as fully as if the Chapter 11 Cases had not been commenced; and all of the Reorganized Debtors' legal and equitable rights respecting any Claim which is not specifically waived or relinquished by the Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

                  G.       VOTES SOLICITED IN GOOD FAITH.

                  The Debtors have, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors (and each of their affiliates, agents, directors, officers, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under the Plan and therefore have not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of the securities offered and sold under the Plan.

                  H.       ADMINISTRATIVE CLAIMS INCURRED AFTER THE CONFIRMATION
DATE.

                  Administrative Claims incurred by the Reorganized Debtors after the date and time of the entry of the Confirmation Order, including (without limitation) Claims for professionals' fees and expenses incurred after such date, shall not be subject to application and may be paid by the Reorganized Debtors in the ordinary course of business and without application for or Court approval.

                  I.       THE DEBTORS' RELEASE.

                  On the Effective Date, the Debtors and the Reorganized Debtors, on behalf of themselves and their estates, shall be deemed to release unconditionally all of their respective officers, directors, employees, advisors, attorneys, financial advisors, accountants, and other professionals and each of the Indenture Trustees, counsel to each of the respective Indenture Trustees, the Creditors Committee members, counsel to the Creditors Committee, the Informal Committee members, counsel to the Informal Committee, financial advisors to the Creditors Committee and Informal Committee and each of their representatives and agents (including any professionals retained by such persons or entities) (the "RELEASED PARTIES") from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken in their respective capacities described above or any omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases or the Plan, except that (i) no individual shall be released from any act or omission that constitutes gross negligence or willful misconduct, and (ii) the Reorganized Debtors shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such persons asserted against the Debtors.

                  J.    EXCULPATION, RELEASE AND INJUNCTION OF RELEASED PARTIES.

                           1. EXCULPATION. The Debtors and the Reorganized
Debtors and the Released Parties shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission in connection with, or arising out of, the Plan, the Disclosure Statement, the negotiation of the Plan, the negotiation of the other documents included in the Plan Supplement, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Cases, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement or in furtherance thereof (including, without limitation, the Equity Incentive Plan, employment contracts, programs and arrangements adopted in connection with the Plan or the Chapter 11 Cases), except for willful misconduct or gross negligence as determined by a Final Order, and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Released Parties from liability.

                           2. INJUNCTION. Pursuant to section 105 of the
Bankruptcy Code, no holder or purported holder of an Administrative Claim, Claim or Equity Interest shall be permitted to commence or continue any action, employment of process, or any act to collect, offset, or recover any claim against a Released Party that accrued on or prior to the Effective Date and has been released or waived pursuant to Section VIII.J.1.

                           3. LIMITATION OF GOVERNMENTAL RELEASES.
Notwithstanding Sections VIII.J.1. and 2 of the Plan, the Plan shall not release, discharge, or exculpate any non-debtor party from any debt owed to the United States Government and/or its agencies, including the Pension Benefit Guaranty Corporation (the "GOVERNMENT"), or from any liability arising under the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the environmental laws, securities laws or criminal laws of the United States. In addition, notwithstanding Sections VIII.J.1. and 2 of the Plan, the Plan shall not enjoin or prevent the Government from collecting any such liability from any such non-debtor party.

                  K.       TERM OF BANKRUPTCY INJUNCTION OR STAYS.

                  All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

                  L.       PRESERVATION OF INSURANCE.

                  The Debtors' discharge and release from all Claims as provided herein, except as necessary to be consistent with this Plan, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtors, the Reorganized Debtors (including, without limitation, its officers and directors) or any other person or entity.

                  M. OFFICERS' AND DIRECTORS' INDEMNIFICATION RIGHTS AND INSURANCE.

                  Notwithstanding any other provisions of the Plan, the obligations of the Debtors to indemnify their directors, officers, and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation or by-laws of the Debtors, applicable state law, specific agreement, or any combination of the foregoing, shall survive the Effective Date. In addition, the Reorganized Debtors shall obtain tail coverage under their existing directors and officers liability insurance policy covering their existing directors and officers for any and all Claims brought against them, which coverage shall extend for a period of not less than six (6) years after the Effective Date, subject to the reasonable approval of price and terms thereof by Satellite Fund Management, LLC, DDJ

Capital Management LLC and Loomis Sayles & Company LP.


                                       IX.

                            RETENTION OF JURISDICTION

                  The Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, section 105(a) and section 1142 of the Bankruptcy Code and for, among other things, the following purposes: (1) to hear and determine applications for the assumption or rejection of executory contracts or unexpired leases pending on the Confirmation Date, and the allowance of Claims resulting therefrom; (2) to determine any other applications, adversary proceedings, and contested matters pending on the Effective Date; (3) to ensure that distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished as provided herein; (4) to resolve disputes as to the ownership of any Claim or Equity Interest; (5) to hear and determine timely objections to Administrative Claims, Claims and Equity Interests; (6) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated; (7) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code; (8) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order; (9) to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code; (10) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan; (11) to hear and determine any issue for which the Plan requires a Final Order of the Court; (12) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; (13) to hear any other matter not inconsistent with the Bankruptcy Code; (14) to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Confirmation Date through and including the Effective Date; and (15) to enter a final decree closing the Chapter 11 Cases.


                                       X.

                            MISCELLANEOUS PROVISIONS

                  A.       PAYMENT OF STATUTORY FEES.

                  All fees payable on or before the Effective Date (i) pursuant to section 1930 of title 28 of the United States Code, as determined by the Court at the

Confirmation Hearing, and (ii) to the United States Trustee, shall be paid by the Debtors on or before the Effective Date and all such fees payable after the Effective Date shall be paid by the Reorganized Debtors.

                  B.       DISSOLUTION OF CREDITORS COMMITTEE.

                  The appointment of the Creditors Committee shall terminate on the Effective Date except that it shall survive for the limited purposes of reviewing applications for final allowance of compensation and reimbursement of expenses of professionals and with respect to any appeal of the Confirmation Order.

                  C.       MODIFICATION OF THE PLAN.

                  The Debtors reserve the right, in accordance with the Bankruptcy Code, to amend or to modify the Plan prior to the entry of the Confirmation Order. After entry of the Confirmation Order, the Reorganized Debtors or the Debtors may amend or modify the Plan, or remedy any defect or omission or reconcile any inconsistency in the Plan in such a manner as may be necessary to carry out the purpose and intent of the Plan. Any material modifications to the Plan shall be subject to the Creditors Committee's consent.

                  D.       GOVERNING LAW.

                  Unless a rule of law or procedure is supplied by Federal law (including the Bankruptcy Code and Bankruptcy Rules) or the Delaware General Corporation Law or such other corporate law that may apply to the Subsidiaries, the laws of the State of New York (without reference to the conflicts of laws provisions thereof) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan.

                  E.       FILING OR EXECUTION OF ADDITIONAL DOCUMENTS.

                  On or before the Effective Date, the Debtors or the Reorganized Debtors, shall file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

                  F.       WITHHOLDING AND REPORTING REQUIREMENTS.

                  In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

                  G.       EXEMPTION FROM TRANSFER TAXES.

                  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of New Senior Notes, New Common Stock or New Warrants under the Plan, the making or assignment of any lease or sublease or the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan shall not be subject to any stamp, real estate transfer, recording or other similar tax.

                  H.       SECTION 1145 EXEMPTION.

                  Pursuant to, in accordance with, and solely to the extent provided under section 1145 of the Bankruptcy Code, the issuance of the New Senior Notes, New Common Stock and New Warrants under the Plan is exempt from the registration requirements of Section 5 of the Securities Act, as amended, and any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in such New Senior Notes, New Common Stock or New Warrants and is deemed to be a public offering of New Senior Notes, New Common Stock and New Warrants.

                  I.       WAIVER OF FEDERAL RULE OF CIVIL PROCEDURE 62(A).

                  The Debtors may request that the Confirmation Order include
(a) a finding that Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order and (b) authorization for the Debtors to consummate the Plan immediately after entry of the Confirmation Order.

                  J.       HEADINGS.

                  Headings used in the Plan are for convenience and reference only and shall not constitute a part of the Plan for any purpose.

                  K.       EXHIBITS/SCHEDULES.

                  All Exhibits and Schedules to the Plan are incorporated into and constitute a part of the Plan as if set forth herein.

                  L.       NOTICES.

                  All notices, requests, and demands hereunder to be effective shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  TO THE DEBTORS: The Penn Traffic Company, 411 Theodore Fremd Avenue, Attention: Martin A. Fox, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, attention: Alan W. Kornberg, Tel.: (212) 373-3000/Fax: (212) 757-3990.

                  TO THE CREDITORS COMMITTEE: Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, attention: Daniel H. Golden, Tel.: (212) 872-8010/Fax: (212) 872-1002.

                  M.       PLAN SUPPLEMENT.

                  Forms of the documents relating to the Amended Penn Traffic Certificate of Incorporation, the Amended Penn Traffic Bylaws, the Amended Subsidiaries Certificates of Incorporation, the Amended Subsidiaries By-Laws, the New Notes Indenture, the Warrant Agreement, the Registration Rights Agreement, New Management Agreement, investment guidelines referred to in
Section VII.C.2.(a)(ii), the Supplemental Retirement Plan, the Amendment to Joseph V. Fisher's Employment Agreement and Equity Incentive Plan shall be contained in the Plan Supplement which has been filed with the Clerk of the Court. The Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section X.L. of the Plan.

                  N.       CONFLICT.

                  The terms of this Plan shall govern in the event of any inconsistency with the summaries of the Plan set forth in the Disclosure Statement.

                  O.       SETOFF BY THE UNITED STATES.

                  The valid setoff rights, if any, of the United States of America will be unaffected by this Plan or confirmation thereof.

                                       XI.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  Other than (i) executory contacts or unexpired leases which
(x) are the subject of a motion to reject pending on the Confirmation Date, (y) were previously assumed or rejected by the Debtors, or (z) have expired or terminated pursuant to their own terms during the pendency of the Chapter 11 Cases, (ii) employment agreements, if any, terminated prior to or in connection with the Plan, and (iii) Pension Plans, which are specifically dealt with in
Article XII of the Plan, all of the executory contracts, unexpired leases and employment agreements that exist between the Debtors and any person are specifically assumed as of the Effective Date pursuant to the Plan. All Claims for damages arising from the rejection of executory contracts or unexpired leases must be filed with the Court in accordance with the terms of the order authorizing such rejection. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates and the Reorganized Debtors. All Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as Class 5 Claims. The Reorganized Debtors, except as otherwise agreed by the parties, will cure any and all undisputed defaults within 60 days of the Effective Date under any executory contract, unexpired lease or employment agreement assumed pursuant to the Plan in accordance with section 365 of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtors or the Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.


                                      XII.

                                  BENEFIT PLANS

                  All employment and severance agreements and policies, and all employee compensation and benefit plans, policies, and programs of the Debtors applicable generally to its employees, including agreements and programs subject to section 1114 of the Bankruptcy Code, as in effect on the Effective Date, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, but not including the Pension Plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Plan, and the Debtors' obligations under such agreements and programs shall survive the Effective Date of the Plan, without prejudice to the Reorganized Debtors' rights under applicable non-bankruptcy law to modify, amend, or terminate the foregoing arrangements, except for (i) such executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate section 1114 of the Bankruptcy Code) and (ii) such executory contracts or plans as have previously been terminated, or rejected, pursuant to a Final Order, or specifically waived by the beneficiaries of such plans, contracts, or programs.

                  Debtors affirm and agree that they are and will, immediately following the Effective Date, continue to be the contributing sponsors of the Pension Plans which are defined benefit pension plans insured by the Pension Benefit Guaranty Corporation (the "PBGC") under Title IV of the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Sections 1301-1461; that the Pension Plans are subject to minimum funding requirements of ERISA and
Section 412 of the Internal Revenue Code; that no provision of the Plan, the Confirmation Order, or Section 1141 of the Bankruptcy Code, shall, or shall be construed to, discharge, release, or relieve the Debtors or any other party, in any capacity, from any liability with respect to the Pension Plans under ERISA or under Internal Revenue Code Section 412; and that neither the PBGC nor the Pension Plans shall be enjoined from enforcing such liability as a result of the Plan's provisions for satisfaction, release and discharge of claims.

                                      XIII.

                            EFFECTIVENESS OF THE PLAN

                  A.       CONFIRMATION OF THE PLAN.

                  The Plan can be confirmed either under section 1129(a) of the Bankruptcy Code or in a non-consensual manner under section 1129(b) of the Bankruptcy Code so long as the conditions of Section XIII.B.1. have been satisfied or waived pursuant to Section XIII.B.2.

                  B.       EFFECTIVENESS OF THE PLAN.

                           1.       CONDITIONS PRECEDENT TO EFFECTIVENESS

                           The Plan shall not become effective unless and until
it has been confirmed and the following conditions have been satisfied in full or waived pursuant to Section XIII.B.2.: (1) the Confirmation Order in a form satisfactory to the Debtors and the Creditors Committee shall have become a Final Order; (2) the Effective Date shall have occurred within six months following the Petition Date; (3) the Amended Penn Traffic Certificate of Incorporation and Amended Subsidiaries Certificates of Incorporation shall have been properly filed with the Secretary of State in their respective state of incorporation; (4) all authorizations, consents and regulatory approvals required (if any) for the Plan's effectiveness shall have been obtained; (5) the Court shall have ordered the substantive consolidation of the Chapter 11 Cases as provided in Section VI of the Plan; (6) the aggregate amount of Class 5 Claims does not exceed $50 million; and (7) on the Effective Date, the Reorganized Debtors have entered into a senior secured credit facility of not less than $275 million consisting of a term loan and a revolving working capital facility that will have not less than $50 million of undrawn availability thereunder in form acceptable to Satellite Fund Management, LLC, DDJ Capital Management, LLC and Loomis Sayles & Company, LP.

                           2.       WAIVER OF CONDITIONS

                           The Debtors may waive any or all of the conditions
set forth in Section XIII.B.1. above at any time, with the prior consent of the Creditors Committee, without leave of or order of the Court and without any formal action.

                           3.       EFFECT OF FAILURE OF CONDITIONS

                           In the event that the Effective Date does not occur
on or before one hundred and twenty (120) days after the Confirmation Date, upon notification submitted by the Debtors to the Court: (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of

Claims and Equity Interests shall be restored to the STATUS QUO ANTE as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

                           4.       VACATUR OF CONFIRMATION ORDER

                           If an order denying confirmation of the Plan is
entered, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (a) constitute a waiver or release of any Claims against or Equity Interests in the Debtors; (b) prejudice in any manner the rights of the holder of any Claim against, or Equity Interest in, the Debtors;
(c) prejudice in any manner any right, remedy or claim of the Debtors; or (d) be deemed an admission against interest by the Debtors.


Dated: April 2, 1999, as amended, May 25, 1999

                            THE PENN TRAFFIC COMPANY


                                            By:
                                               ---------------------------------
                                                 Name:  Martin A. Fox
                                                 Title:   Vice Chairman-Finance


                                DAIRY DELL, INC.


                                            By:
                                               ---------------------------------
                                                 Name:  Martin A. Fox
                                                 Title:   Vice President


                            BIG M SUPERMARKETS, INC.


                                            By:
                                               ---------------------------------
                                                 Name:  Martin A. Fox
                                                 Title:   Vice President


                                            PENNY CURTISS BAKING COMPANY, INC.


                                            By:
                                               ---------------------------------
                                                 Name:  Martin A. Fox
                                                 Title:   Vice President

                                TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                         ----
I.       DEFINITIONS AND CONSTRUCTION OF TERMS..............................................................1
         A.   Definitions...................................................................................1
         B.   Interpretation, Application of Definitions and Rules of
              Construction.................................................................................15

II.      CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.....................................................15
         A.   Introduction.................................................................................15
              1.  Unclassified Claims (not entitled to vote on the Plan)...................................16
              2.  Unimpaired Classes Of Claims (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan)........................................16
              3.  Impaired Classes of Claims and Equity Interests (entitled to vote on the Plan)................................................................................16

III.     TREATMENT OF ADMINISTRATIVE
         EXPENSE CLAIMS AND PRIORITY TAX CLAIMS............................................................17
         A.   Administrative Claims. ......................................................................17
         B.   Professional Compensation And Reimbursement Claims...........................................17
         C.   Fees and Expenses of the Informal Committee and Informal Trade
              Committee....................................................................................18
         D.   Priority Tax Claims..........................................................................18

IV.      TREATMENT OF CLAIMS AND EQUITY INTERESTS..........................................................18
         A.   Class 1 - Other Priority Claims..............................................................18
              1.  Distributions............................................................................18
              2.  Impairment and Voting....................................................................19
         B.   Class 2 - Other Secured Claims...............................................................19
              1.  Distributions............................................................................19
              2.  Impairment and Voting....................................................................19
         C.   Class 3 - DIP Financing Claims...............................................................19
         D.   Class 4 - Trade Claims.......................................................................20
              1.  Distributions............................................................................20
              2.  Impairment and Voting....................................................................20
         E.   Class 5 - General Unsecured Claims...........................................................20
              1.  Distributions............................................................................20
              2.  Impairment and Voting....................................................................20
         F.   Class 6 - Senior Note Claims.................................................................20
              1.  Distributions............................................................................20
              2.  Impairment and Voting....................................................................21
              3.  Allowance................................................................................21
         G.   Class 7 - Senior Subordinated Note Claims....................................................21
              1.  Distributions............................................................................21

              2.  Impairment and Voting....................................................................22
              3.  Allowance................................................................................22
         H.   Class 8 - Equity Interests...................................................................22
              1.  Distributions............................................................................22
              2.  Impairment and Voting....................................................................22

V.       PROVISIONS REGARDING CORPORATE GOVERNANCE AND
         MANAGEMENT OF THE REORGANIZED DEBTORS.............................................................23
         A.   Directors and Officers of Reorganized Penn Traffic; Amended
              Certificate of Incorporation and Amended By-Laws.............................................23
              1.  The Initial Board of Directors...........................................................23
              2.  Management of Reorganized Penn Traffic...................................................23
              3.  Amended Penn Traffic Certificate of Incorporation and Amended
                  Penn Traffic By-Laws.....................................................................24
              4.  New Management Agreement.................................................................24
         B.   Directors and Officers of the Reorganized Subsidiaries.......................................25
              1.  The Initial Board of Directors...........................................................25
              2.  Management of the Reorganized Subsidiaries...............................................25
              3.  Amended Subsidiaries Certificates of Incorporation and Amended
                  Subsidiaries By-Laws.....................................................................25
         C.   Securities to Be Issued Pursuant to the Plan.................................................25
              1.  New Common Stock.........................................................................25
              2.  New Senior Notes.........................................................................26
              3.  The New Warrants.........................................................................26
         D.   Securities Laws Matters......................................................................26
         E.   Reorganized Penn Traffic Equity Incentive Plan...............................................26

VI.      SUBSTANTIVE CONSOLIDATION OF THE DEBTORS..........................................................27

VII.     PROVISIONS REGARDING VOTING AND DISTRIBUTIONS UNDER
         THE PLAN AND TREATMENT OF DISPUTED, CONTINGENT AND
         UNLIQUIDATED ADMINISTRATIVE CLAIMS, CLAIMS AND
         EQUITY INTERESTS..................................................................................27
         A.   Voting of Claims and Equity Interests........................................................27
         B.   Nonconsensual Confirmation...................................................................27
         C.   Distributions................................................................................28
              1.  Method of Distributions Under the Plan...................................................28
              2.  Disputed Trade Claims and General Unsecured Claims.......................................30
                  (a) Distributions Withheld For Disputed Trade Claims.....................................30
                  (b)      Distributions Withheld for Disputed General Unsecured
                           Claims..........................................................................30
              3.  Objections To And Resolution Of Administrative Claims, Claims
                  and Equity Interests; Administrative and Priority Claims Reserve.........................31
              4.  Allocation of Consideration..............................................................32
              5.  Cancellation and Surrender of Existing Securities and Agreements.........................32
              6.  Indenture Trustee Fees...................................................................33

VIII.    IMPLEMENTATION AND EFFECT OF CONFIRMATION OF
         THIS PLAN.........................................................................................34
         A.   Registration Rights Agreement, New Notes Indenture, the Amended
              Penn Traffic Certificate of Incorporation, the Amended Penn Traffic
              By-Laws, the Amended Subsidiaries Certificates of Incorporation, the
              Amended Subsidiaries By-Laws, the New Management Agreement, the
              Equity Incentive Plan, the Warrant Agreement, the Supplemental
              Retirement Plan, the Amendment to Joseph V. Fisher's Employment
              Agreement and Other Implementation Documents.................................................34
         B.   Continued Corporate Existence and Vesting of Assets in Reorganized
              Debtors......................................................................................34
         C.   Termination of Subordination Rights..........................................................35
         D.   Discharge of the Debtors.....................................................................35
         E.   Injunction...................................................................................35
         F.   Preservation/Waiver of Causes of Action......................................................36
              1.  Preservation of Rights...................................................................36
         G.   Votes Solicited in Good Faith................................................................36
         H.   Administrative Claims Incurred after the Confirmation Date...................................37
         I.   The Debtors' Release.........................................................................37
         J.   Exculpation, Release and Injunction of Released Parties......................................37
              1.  Exculpation..............................................................................37
              2.  Injunction...............................................................................38
              3.  Limitation of Governmental Releases......................................................38
         K.   Term of Bankruptcy Injunction or Stays.......................................................38
         L.   Preservation of Insurance....................................................................38
         M.   Officers' and Directors' Indemnification Rights and Insurance................................39

IX.      RETENTION OF JURISDICTION.........................................................................39

X.       MISCELLANEOUS PROVISIONS..........................................................................40
         A.   Payment of Statutory Fees....................................................................40
         B.   Dissolution of Creditors Committee...........................................................40
         C.   Modification of the Plan.....................................................................40
         D.   Governing Law................................................................................40
         E.   Filing or Execution of Additional Documents..................................................41
         F.   Withholding and Reporting Requirements.......................................................41
         G.   Exemption From Transfer Taxes................................................................41
         H.   Section 1145 Exemption.......................................................................41
         I.   Waiver of Federal Rule of Civil Procedure 62(a)..............................................41
         J.   Headings.....................................................................................41
         K.   Exhibits/Schedules...........................................................................42
         L.   Notices......................................................................................42
         M.   Plan Supplement..............................................................................42
         N.   Conflict.....................................................................................42
         O.   Setoff by the United States..................................................................42

XI.      EXECUTORY CONTRACTS AND UNEXPIRED LEASES..........................................................43

XII.     BENEFIT PLANS.....................................................................................43

XIII.    EFFECTIVENESS OF THE PLAN.........................................................................44
         A.   Confirmation of the Plan.....................................................................44
         B.   Effectiveness of the Plan....................................................................44
              1.  Conditions Precedent to Effectiveness....................................................44
              2.  Waiver of Conditions.....................................................................45
              3.  Effect of Failure of Conditions..........................................................45
              4.  Vacatur of Confirmation Order............................................................46



EXHIBITS TO THE PLAN

A        -    Summary of New Senior Notes
B        -    Summary of New Warrants
C        -    Summary of New Management Agreement
D        -    Summary of Equity Incentive Plan